Exhibit 3.3

Principal Amount: $__________	Due: 31 December, 2019

CONVERTIBLE NOTE

Glucose Biosensor Systems (Greater China) Pty Ltd

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ISSUED PURSUANT TO REGULATION S HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND (I) THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED other than by will or the laws of descent and distribution upon the death of the Holder, AND (ii) THE SHARES ISSUABLE UPON SUCH CONVERSION MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW, INCLUDING IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT, AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THIS NOTE OR ANY SHARES TO BE DELIVERED UPON CONVERSION HEREOF MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE HOLDER WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THIS NOTE OR ANY SHARES TO BE DELIVERED UPON CONVERSION HEREOF ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN ADDITION, This NOTE may not be CONVERted on behalf of any U.S. person unless registered under the SECURITIES ACT or an exemption from such registration is available. UPON CONVERSION, Each person HOLDING a NOTE is required to give: (A) Written certification that it is not a U.S. person; or (B) A written opinion of counsel ACCEPTABLE TO THE COMPANY to the effect that the NOTE and the SHARES delivered upon CONVERSION thereof have been registered under THE SECURITIES ACT or are exempt from registration thereunder.

FOR VALUE RECEIVED, __________, having an address at __________ (email: __________, facsimile: _____________) (the “Holder”), shall be paid the principal sum of __________ ($__________) in lawful currency of the United States (the “Principal Amount”) on or before ____________ (the “Maturity Date”), and to pay interest to the Holder on the Principal Amount at the rate of 7% per annum. Except as expressly provided otherwise herein, all of the terms of this Note, including its automatic convertibility into shares of Common Stock (the “Shares”) of Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation (the Company”), are subject in their entirety to the terms and conditions contained in the Subscription Documents for Non-U.S. Persons and Subscription Agreement (collectively, the “Agreement”) dated __________, as executed and delivered in connection with the purchase of this Note, including the following:

1.            Automatic Conversion. All of the Principal Amount of this Note shall be automatically converted (the “Automatic Conversion”) into Shares at a price per Share equal to 85% of the gross price per share paid by the public in the event of the final closing of the Company’s initial public offering that is registered (or qualified if made under Regulation A) under the Securities Act. The date of any such automatic conversion is referred to herein as the “Automatic Exchange Date.” Upon the written request of the Company following an Automatic Conversion Date, the Holder shall surrender this Note to the Company for cancellation.

2.            Effect And Procedure of Automatic Conversion. Upon an Automatic Conversion, the Company shall, within 20 Business Days (a “Business Day” is defined as any weekday that is not a day on which banking institutions in the City of New York or Australia are authorized or obligated to close) of the Automatic Conversion Date, issue and deliver to such Holder at the address designated by such Holder (i) a physical certificate for the number of Shares the Holder shall be entitled to receive upon such Automatic Conversion (bearing such legends as are contemplated by the Agreement and/or this Note as determined by the Company and/or as required by applicable state and federal securities laws), and (ii) whereas no fractional shares shall be issued upon any conversion or exchange of this Note, no consideration shall be paid in lieu of any fractional Share to which Holder would otherwise be entitled no cash or other value in lieu of fractional Shares. The person or persons entitled to receive the Shares issuable upon such Automatic Conversion shall be treated for all purposes as the record holder or holders of such shares as of the Automatic Conversion Date (or on the next succeeding Business Day in the event that the transfer books of the Company are closed on the Automatic Exchange Date). Upon Automatic Exchange of this Note, and delivery to the Holder of the full number of Shares into which the Note is convertible, this Note shall terminate and the Company and Biosensor Systems (Greater China) Holdings Pty Ltd (“Parent”) shall be forever released from any and all of their obligations under this Note and such person shall no longer be a Holder of such Note.

Prior to and on the Maturity Date, and subject to the operation of clauses 1 & 2, the Company at its sole discretion, may at any time require the conversion of some or all of the Notes by giving a Conversion Notice to the Subscriber. Furthermore, the company may return all or some of the funds invested and accordingly the Subscriber may not receive the securities which it initially applied. At any time, the Company may at its discretion consolidate or split the shares in order to meet market or regulatory conditions of the proposed exchange upon which the shares are planned to be listed, whether or not the Company is listed at that time or bound by such rules.

3.            Replacement of Note. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance, and amount to the Company or, in the case of mutilation, on surrender of this Note to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Note, a new Note of like tenor and amount.

4.            Condition to Conversion.

(a)           Notwithstanding anything to the contrary herein or in the Agreement, this Note shall only be convertible as contemplated herein and therein if the Holder’s address set forth hereon is an address located outside of the United States and the following is true, correct and complete about the Holder as of the Automatic Conversion Date:

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(i)        Holder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the 1933 Act. The offer and sale of the Securities to such Holder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S). To the actual knowledge of the Holder, no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States with respect to the Securities. The Holder is not acquiring the Shares for the account or benefit of any U.S. Person;

(ii)        Holder will not, during the Restricted Period applicable to the Shares pursuant to Regulation S (the “Restricted Period”) and to any certificate representing the Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

(iii)        Holder will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws. Holder acknowledges and agrees that the Company shall not register the transfer of this Note or the Shares issuable upon conversion of this Note in violation of these restrictions. Holder acknowledges and agrees that the certificates evidencing the Shares issuable upon conversion of this Note will bear the legend set forth below (in addition to any other legend required by applicable federal, state or foreign securities laws or provided herein or in any other agreement with the Company):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND THE COMPANY DOES NOT INTEND TO SO REGISTER. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED (INCLUDING OPENING A SHORT POSITION IN SUCH SHARES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE SECURITIES ACT UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW, INCLUDING IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT, AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING SUCH SHARES MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE HOLDER WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM SUCH SHARES ARE TO BE DELIVERED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

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5.            Market Stand-off Agreement. Holder hereby agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by Holder for a period specified by the Company not to exceed 180 days following the applicable effective date or qualification date of a registration statement of the Company filed under the Securities Act.

6.            No Rights as Stockholder. This Note shall not by itself entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights whatsoever except the rights stated herein.

7.            Legends. This Note and all Note Shares issued upon CONVERSION of this Note (unless registered under the Securities Act) shall be stamped or imprinted with legends in substantially the following form:

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ISSUED PURSUANT TO REGULATION S HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND (I) THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED OTHER THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION UPON THE DEATH OF THE HOLDER, AND (II) THE SHARES ISSUABLE UPON SUCH CONVERSION MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (B) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW, INCLUDING IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT, AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL ACCEPTABLE TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THIS NOTE OR ANY SHARES TO BE DELIVERED UPON CONVERSION HEREOF MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE HOLDER WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THIS NOTE OR ANY SHARES TO BE DELIVERED UPON CONVERSION HEREOF ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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and

IN ADDITION, THIS NOTE MAY NOT BE CONVERTED ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. UPON CONVERSION, EACH PERSON HOLDING A NOTE IS REQUIRED TO GIVE: (A) WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON; OR (B) A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT THE NOTE AND THE SHARES DELIVERED UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER.

8.           Transfer of Note. This Note is not transferrable or assignable other than by will or the laws of descent and distribution upon the death of the Holder.

9.           No Third-Party Beneficiaries. This Note is for the sole benefit of the Company, Parent and the Holder and their respective successors and assigns as expressly permitted hereunder and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Note.

10.          Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

11.          Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12.          Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on such party’s signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 12.

13.         Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

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14.         Amendments and Waivers. Except as otherwise provided herein, any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

15.         State Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED AND APPROVED AS REQUIRED WITH ANY STATE OR OTHER JURISDICTIONS IN THE UNITED STATES AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION AND APPROVAL IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE RULES, LAWS AND OBLIGATIONS OF ANY SUCH JURISDICTION. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION AND APPROVAL BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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IN WITNESS WHEREOF, the Company has duly executed this Note on the Original Issue Date.

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

By:
Name:
Title:

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) PTY LTD

By:
Name:
Title:

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